                                                                   EXHIBIT 10.22

                        INTANGIBLE ASSET PURCHASE AGREEMENT


       This Intangible Asset Purchase Agreement (this "AGREEMENT") dated November 23, 1998 (the "EFFECTIVE DATE") is made between Post Digital Software, Inc. ("SELLER"), a California corporation doing business at 1119 Pacific Ave., Suite 300, Santa Cruz, CA 95060, and Radius Inc., a California corporation doing business at 460 East Middlefield Road, Mountain View, CA 94043, and Radius (Cayman Islands) Ltd., Radius Inc.'s wholly owned subsidiary, (collectively "BUYER"). Seller is engaged in the business of designing, developing, assembling, marketing and selling the "SOFTWARE" identified on EXHIBIT A. Buyer owns other software and products which are complementary to the Software and wants to acquire the Software and all related intellectual property from Seller.

       The parties, therefore, agree as follows:

       1. DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

               1.1 "CLOSING" means the day upon which the conditions to concluding this Agreement are met and the parties exchange the deliveries specified in Section 2 below.

               1.2 "CONTRACTS" means those agreements between Seller and third parties assumed by Buyer as of the Closing and which are listed on EXHIBIT C, if any.

               1.3    "DISCLOSURE SCHEDULE" means EXHIBIT B to this Agreement.

               1.4 "INTANGIBLE ASSETS" means all right, title and interest in and to the Software, the other intangible assets identified on EXHIBIT C to this Agreement and all Intellectual Property Rights therein. The Intangible Assets do not include the Third Party Intangibles (defined below).

               1.5 "INTELLECTUAL PROPERTY RIGHTS" means any and all patents, patents pending and other patent rights, copyright rights (including but not limited to rights in audiovisual works), Moral Rights, trade secret rights, trade and service marks, the right to bring any claim related thereto and the right to receive income or payments therefrom and any other intellectual property rights recognized by the law of any jurisdiction.

               1.6 "MORAL RIGHTS" means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty.

               1.7 "PURCHASE PRICE" means the purchase price payable to Seller for the Purchased Assets as specified in Section 3.1 below.


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

               1.8 "PURCHASED ASSETS" means the Intangible Assets and Seller's rights in the Contracts.

               1.9 "SITE" means the street address of Radius Inc. set forth in the introductory paragraph of this Agreement.

               1.10 "SOFTWARE" means the computer program in object and source code described on EXHIBIT A, including all predecessor versions, and all related user and developer documentation.

               1.11 "THIRD-PARTY INTANGIBLES" means the Intellectual Property Rights of third parties specifically identified on EXHIBIT B to this Agreement.

               1.12 "WARRANT" means the security defined by the provisions of EXHIBIT D.

       2.      PURCHASE AND SALE.

               2.1 PURCHASE AND SALE. On the Closing, Seller shall grant, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller the Purchased Assets, free and clear of all liens, claims, encumbrances, security interests, restrictions and rights of any third parties other than the Third-Party Intangibles.

               2.2 TRANSFER OF PURCHASED ASSETS. On or before the Closing, Seller shall, at its expense, tender possession of the Purchased Assets to Buyer at the Site or such other locations and times and by such means as have been agreed by the parties.

               2.3 FURTHER ACTION. On and after the Closing, Seller will execute and deliver to Buyer such documents and instruments of transfer and take such further action as may be reasonably requested by Buyer to transfer to Buyer the Purchased Assets and vest or perfect in Buyer good and marketable title in and to the Purchased Assets subject to the terms of this Agreement. Seller hereby waives any Moral Rights with respect to the Software and Intangible Assets.

               2.4 NO ASSUMPTION OF LIABILITY. Except to the extent Buyer assumes prospective liability under the Contracts, Buyer has not and will not, by the execution, delivery or performance for this Agreement, or otherwise, assume or otherwise become responsible for any liability or obligation of any nature of Seller, including without limitation: (i) any liability or obligation under contracts of Seller arising prior to the Closing; (ii) any tax liabilities related to the Purchased Assets arising prior to the Closing; (iii) any taxes, wage claims or liabilities for employment-related contributions or liabilities;
(iv) any liabilities arising from a failure to properly withhold from employees or a failure to file required tax returns or reports with respect to employees or consultants: and (v) any compensation or benefits to which the Seller's employees are entitled from Seller (collectively referred to as "PRE-CLOSING RISKS"). Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all loss, liability, claims and expenses (including reasonable attorneys' fees) related to such Pre-Closing Risks; provided that Buyer gives Seller reasonable notice of such claim and reasonably cooperates in the defense and settlement of such claim

       3.      PURCHASE PRICE AND MANNER OF PAYMENT.

               3.1 PURCHASE PRICE. As consideration for the sale of the Purchased Assets, Buyer will pay Seller payments pursuant to EXHIBIT E and deliver the Warrant.

               3.2 EXPENSES AND TAXES. Each party will bear its own costs in preparing this Agreement and for taxes in connection with this Agreement and the transactions contemplated hereby, except as set forth below. Seller agrees that it shall be responsible for the timely payment of any applicable sales and use taxes on the transfer of the Purchased Assets and will indemnify Seller from all loss, liability, claim, risk and expense (including reasonable attorneys' fees) occasioned by Buyer's failure to pay such taxes.

       4.      DUE AUTHORIZATION.  As of the Effective Date and as of the
Closing:

               4.1 BUYER. Buyer hereby represents and warrants to Seller that Buyer has the full right, power, legal capacity and authority to execute and delivery this Agreement and to perform its obligations hereunder, and that no approval and consent of any other person, entity or governmental authority is necessary to such performance hereof, except as shall be validly and timely obtained before such performance is required.

               4.2 SELLER. Seller hereby represents and warrants to Buyer that Seller has the full right, power, legal capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder, and no approval or consent of any other person, entity or governmental authority is necessary to such performance thereof, except as shall be validly and timely obtained prior to Closing.

       5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that, except as set forth the Disclosure Schedule attached hereto as EXHIBIT B, the matters set forth in the following subsections of this Section 5 are true and correct as of the Effective Date and the Closing.

               5.1 CORPORATE ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of California. The nature of the business conducted or properties owned by Seller do not require Seller to be qualified in any other jurisdiction. Seller has all corporate power and authority to own, lease and operate its properties and to conduct its business as such is presently conducted.

               5.2 AUTHORIZATION FOR AGREEMENT. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary actions of its Board of Directors and its shareholders, and this Agreement, when executed and delivered by Seller, will constitute the valid and binding obligation of Seller, enforceable according to its terms.

               5.3 NO BREACH OF STATUTE OR CONTRACT. Neither the execution nor delivery by Seller of this Agreement nor compliance by Seller with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the Articles of Incorporation or Bylaws of Seller, any judgment or award of any court or arbitrator or any other material agreement (including any material agreement with shareholders) or to Seller's knowledge any applicable law to which Seller or any of the Purchased Assets is subject, nor will such execution or delivery result in the creation of any lien or charge upon the Purchased Assets. Seller is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness, any agreement relating thereto or any other contract or agreement (including its Articles of Incorporation) which restricts or otherwise limits Seller's power or authority to transfer the Purchased Assets. Seller is not a party to any joint venture or similar affiliation involving the Purchased Assets.

               5.4 TITLE AND CONDITION OF PROPERTY. Seller owns all right, title and interest in and to the Purchased Assets free and clear of all claims, mortgages, liens, security interests or encumbrances of any nature other than the Third Party Intangibles; and (i) to Seller's knowledge, the transfer of the Purchased Assets to Buyer and Buyer's use thereof does and will not infringe upon any Intellectual Property Rights of any third party and (ii) to Seller's knowledge, no third party is using any element of the Purchased Assets nor infringing on the Intellectual Property Rights therein.

               5.5 LITIGATION. There are no actions, suits, investigations or proceedings pending, or, to the knowledge of Seller, threatened (i) against Seller, the Purchased Assets or any properties or rights of Seller which arose out of or are based upon the ownership or use of the Purchased Assets before any court, arbitrator or administrator or governmental body, and there is no judgment, order, writ or decree of any governmental authority applicable to Seller which might result in any material adverse change in the value of the Purchased Assets or Buyer's ability to design, develop, assemble, market and incorporate such Assets into Buyer's other products, (ii) challenging the ownership or use, in any respect, of the Purchased Assets, or (iii) asserting the invalidity of this Agreement or seeking to prevent any of the transactions contemplated hereby. To the knowledge of Seller, no valid basis for any successful action, suit, investigation or proceeding of the nature referred to above exists, which if so asserted would have a material adverse effect on the value of the Purchased Assets or Buyer's ability to design, develop, assemble, market and incorporate such Assets into Buyer's other Products.

               5.6 FINANCIAL RECORDS. On or before the Effective Date and the Closing, Seller has made available to Buyer access to all records of Seller pertaining to the Purchased Assets (the "FINANCIAL RECORDS").

               5.7 UNDISCLOSED LIABILITIES. To Seller's knowledge, Seller has no obligations or liabilities related to the Purchased Assets of any material nature, including but not limited to employees or consultants, whether absolute, accrued, contingent or


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

otherwise, except and to the extent disclosed in the Disclosure Schedule or this Agreement. (Buyer is not assuming any Seller obligations under this Agreement except as set forth in Section 2.4.)

               5.8 PROPRIETARY INFORMATION AGREEMENTS. All persons who have had access to the confidential and proprietary information related to the Purchased Assets have executed a non-disclosure agreement and assignment with Seller. Concurrently with the execution of this Agreement, the rights to enforce these agreements with respect to the Purchased Assets and the confidential and proprietary information contained therein is being assigned to Buyer to the extent necessary to preserve Buyer's Intellectual Property Rights in the Purchased Assets. Josh Jeffe was at all times an employee of Seller when authorized to work on the Software.

               5.9 SOFTWARE SPECIFICATIONS. The Software conforms to the specifications included in EXHIBIT A. To Seller's knowledge, the current "bug list" for the Software provided to Buyer is complete and Seller knows of no other significant errors in the Software. The Software is year 2000 compliant and does not contain any computer virus or keying mechanism.

               5.10 LIQUIDATION. Seller intends to cease operations, satisfy all creditor obligations and liquidate its remaining assets after the Closing. Seller warrants that all creditor obligations will be satisfied in full or assumed by responsible third parties prior to making any distributions to its shareholders. To Seller's knowledge, the consideration to be received from Buyer for the Purchased Assets is reasonable and fair in light of all circumstances.

               5.11 NO OTHER WARRANTIES. Seller makes no other warranties in connection with the Purchased Assets, express or implied, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

       6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that the matters set forth in the following subsections of this Section 6 are true and correct as of the Effective Date and the Closing.

               6.1 CORPORATE ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California or the Cayman Islands, as applicable. Buyer has all corporate power and authority to own, lease and operate its properties and to conduct its business as such is presently conducted.

               6.2 AUTHORIZATION FOR AGREEMENT. The execution and performance of this Agreement by Buyer has been duly authorized by all necessary actions of its Board of Directors, and this Agreement, when executed and delivered by Buyer, will constitute the valid and binding obligation of Buyer, enforceable against Buyer according to its terms.

       7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. As of the Closing, the


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

following conditions have been satisfied, unless waived by Buyer in accordance with Section 9:

               7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Seller in Sections 4 and 5 above shall be true and correct in all material respects on the Closing Date.

               7.2 CORPORATE APPROVALS. On or prior to the Closing, this Agreement and all transactions contemplated hereby shall have been duly and validly authorized and adopted by the Board of Directors and shareholders of Seller.

               7.3 CONSENTS. Seller will have obtained all consents, permits and waivers and made all filings necessary or appropriate for the consummation of the transactions contemplated hereby, including but not limited to the approvals of parties to the Contracts.

               7.4 CLOSING CERTIFICATE. On the Closing Date, Seller shall have delivered to Buyer a certificate signed by the chief financial officer of Seller, dated the Closing Date and certifying to the fulfillment of the conditions set forth in Sections 7.1, 7.2, and 7.3 above.

               7.5 DELIVERIES OBTAINED. All deliveries to Buyer required to be made by Seller under Section 2 hereof shall have been made.

               7.6 DILIGENCE. Buyer is satisfied with the results of its investigation of the Purchased Assets prior to the Closing and the terms under which any Contracts are to be assigned.

       8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. As of the Closing, all of the following conditions shall have been satisfied, unless waived by Seller in accordance with Section 9:

               8.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Buyer in Sections 4 and 6 above shall be true and correct in all material respects on the Closing.

               8.2 CORPORATE APPROVAL. On or prior to the Closing Date, this Agreement and all transactions contemplated hereby shall have been duly and validly authorized and adopted by the Board of Directors of Buyer, and Buyer shall have delivered to Seller certified copies of the resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

               8.3 CLOSING CERTIFICATE. On the Closing Date, Buyer shall have delivered to Seller a certificate signed by the chief financial officer of Buyer, dated the Closing Date and certifying to the fulfillment of the conditions set forth in Sections 8.1 and 8.2 and that there have been no material adverse changes to Buyer's financial conditions or business.


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

               8.4 DELIVERIES. Buyer shall deliver the Warrant and the initial payment specified in EXHIBIT E.

       9.      WAIVERS OF CONDITIONS; TERMINATION; CERTAIN COVENANTS.

               9.1 WAIVERS OF CONDITIONS. Either party can elect to waive any condition for its benefit on prior written notice to the other party and upon such waiver will not thereafter be able to seek any legal recourse against the other party for the failure to satisfy such condition. In any event, Seller shall have no liability to Buyer if the conditions identified in Section 7.3 are not satisfied, provided that commercially reasonable efforts are made to satisfy them during the term of this Agreement.

               9.2 TERMINATION OF THIS AGREEMENT. This Agreement may be terminated upon the mutual written consent of Seller and Buyer, and will be terminated in any event if the Closing has not occurred by January 31, 1999 (unless extended by agreement of the parties), in which case only the obligations of Sections 10 and 12 shall survive.

               9.3    CERTAIN SELLER COVENANTS.

                      Until the termination of this Agreement or the Closing:

                      (a) Seller shall conduct its business with respect to the Purchased Assets only in the ordinary course.

                      (b) Seller shall reasonably cooperate with Buyer in the orderly transition of the business related to the Purchased Assets to Buyer's control by the Closing.

                      (c) Seller shall use reasonable best efforts to preserve for Buyer the good will of Seller's customers and others having business relations with the Seller related to the Purchased Assets.

                      (d) Seller shall refrain from negotiating the license or other form of transfer of any portion of the Purchased Assets with any third party.

                      Until the first anniversary of the Closing, Seller shall use reasonable commercial efforts to ensure that the operator of the Aptos Post, Inc. web site provides reasonable links to Buyer's web site for site users interested in the Software, all without charge to Buyer.

       10.     SURVIVAL, INDEMNIFICATION AND EXCULPATION.

               10.1 INDEMNIFICATION OF SELLER. Buyer will defend, indemnify and hold Seller (including Seller's officers, directors, shareholders, employees, distributors and agents) harmless from all loss, liability, claims and expenses (including reasonable attorneys' and experts' charges) (collectively, the "LOSSES") occasioned by Buyer's breach of any of its representations and warranties herein, except to the extent such Losses are caused by Seller's intentional misconduct or gross negligence.

               10.2 INDEMNIFICATION OF BUYER. Seller will defend, indemnify and hold Buyer (including Buyer's officers, directors, shareholders, employees, distributors and agents) harmless from all Losses occasioned by Seller's breach of any of its representations and warranties herein, except to the extent such Losses are caused by Buyer's intentional misconduct or gross negligence.

               10.3 SURVIVAL. The representations and warranties of Seller and Buyer pursuant to Articles 4, 5 and 6 respectively will survive as long as any payments may be payable by Buyer to Seller pursuant to EXHIBIT E or until
the Warrant expires or is completely exercised, whichever is longer.   Any
action for breach must therefore accrue prior to such expiration. The provisions of Sections 1, 10 and 12 shall survive any termination or expiration of this Agreement. The provisions of Section 12.4 (Confidentiality) shall survive any termination or expiration of this Agreement for a period of three years.

       11. NONCOMPETITION AND NONSOLICITATION. As an inducement to enter into this Agreement and consummate the transactions contemplated hereby, the parties agree as follows:

               (a) During the period from the Closing until the first anniversary of the Closing (the "NONCOMPETE PERIOD"), Seller shall not (i) develop or assist any other person, entity or venture in developing or maintaining any software with substantially similar functionality to the Software, nor (ii) knowingly induce any employee of Buyer to leave the employ of Buyer without Buyer's written approval; PROVIDED, HOWEVER, that in the event this Agreement is assigned or the Seller's assets and funds are distributed to any individual persons in connection with any liquidation, dissolution or winding up of Seller, the provisions of this Section 11 shall not be binding upon such persons, unless Seller shall have previously breached this Section 11 or unless such person is Stephen Manousos.

               (b) During the Noncompete Period, Buyer and its affiliates shall not knowingly induce any employee of Seller to leave the employment of Seller in order to provide services to Buyer without Seller's written approval.

               (c) The parties acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of subparagraph (a) or (b) of this Section 11 and that, in such event, the aggrieved party or its successors or assigns may, in addition to any other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance, injunctive and other relief in order to enforce or prevent any violations of the provisions of this Section 11 (including the extension of the Noncompete Period by a period equal to the length of court proceedings necessary to stop such violation). Any injunction shall be available without the posting of any bond or other security. In the event of an alleged breach or violation of any of the provisions of this
Section 11, the Noncompete Period


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

will be tolled until such alleged breach or violation is resolved; PROVIDED, HOWEVER, that if it is found that the provisions of this Section 11 have not been violated, then the Noncompete Period will not be deemed to have been tolled. The parties agree that the restrictions contained in this Section 11 are reasonable in all respects in light of all circumstances.

       12.     MISCELLANEOUS

               12.1 NO ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by Seller or Buyer and any attempt to do so will be void; except that, subject to the provisions of Section 11, (i) Buyer may assign this Agreement in connection with a merger or sale of substantially all of its assets or similar reorganization, and (ii) Seller may assign this Agreement in connection with the liquidation, dissolution and winding up of Seller provided that Buyer is timely compensated for any increased administrative expenses associated with such assignment as such expenses are incurred. This Agreement and the terms and conditions contained herein are binding upon, and will inure to the benefit of, the parties hereto and their respective representatives, executors, administrators, heirs, successors and assigns.

               12.2 SEVERABILITY. If any provision of this Agreement is found to be invalid, illegal or unenforceable, then it will be enforced to the maximum extent possible and the remaining provisions of this Agreement will continue unaffected to the extent equitable. Moreover, if for any reason, other than the knowing fault of Buyer, the transfer of any significant portion of the Purchased Assets is found by a court to be invalid, illegal or unenforceable and any court requires in a final judgment that Buyer either return same or relinquish its ownership rights in a manner that materially and adversely affects Buyer's interest in the Purchased Assets, then all payments made by Buyer and the Warrant shall first be returned to Buyer, Buyer shall be relieved of all payment obligations and Buyer shall continue to have the perpetual, nonexclusive, irrevocable, transferable and sublicensable right to copy, use, modify, make derivative works of, market, offer, sell and license all software elements of the Purchased Assets (including documentation) and all trademarks and tradenames associated therewith in consideration of the significant resources devoted by Buyer to the further development of the Purchased Assets.

               12.3 WAIVERS. No waiver by any party hereto of any term or condition of this Agreement will be effective unless set forth in a writing signed by such party. No waiver of any provision of this Agreement will be deemed a waiver of any other provision, or constitute a continuing waiver unless otherwise expressly provided in writing by the waiving party. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise of any other rights, powers or privileges.

               12.4 CONFIDENTIALITY. Each party acknowledges that it will receive information which is confidential and proprietary to the other party (the "CONFIDENTIAL INFORMATION"). Each party agrees not to use the Confidential Information except in performance of this Agreement and not to disclose the Confidential Information to third
parties.   Each party shall take all reasonable steps to protect the
Confidential Information from unauthorized or inadvertent disclosure or use, including without limitation, all steps that it takes to protect its own proprietary information. Neither party will issue a press release in connection with the entry into or Closing of this Agreement without the prior approval of the other party, except as may be required by law

               12.5 NOTICES. All notices which are required to be given hereunder shall be in writing and shall be addressed (i) if to Seller, at Seller's address set forth in the introductory paragraph of this Agreement, or
(ii) if to Buyer, at the address as set forth in the introductory paragraph of this Agreement (each to the attention of the chief executive officer or chief financial officer), or at such other address as the relevant party furnishes to the other party hereto in writing pursuant to this Section. Any such notice may be delivered personally, by commercial overnight courier or facsimile transmission which shall be followed by a hard copy (U.S. mail prepaid, first class or better) and shall be deemed to have been served if by hand when delivered, if by commercial overnight courier 48 hours after deposit with such courier, and if by facsimile transmission when transmission has been confirmed.

               12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts (original or facsimile), each of which shall be deemed an original and all of which together shall constitute but one instrument.

               12.7 BROKER'S FEES/EXPENSES. Each party represents that it has not engaged the services of any broker or finder in connection with the transactions contemplated by this Agreement and jointly and severally agree to indemnify the other and hold it harmless from and against any claims for broker's or finder's fees or other compensation in connection with such transactions. Otherwise, each party will bear its own expenses in connection with this Agreement.

               12.8 DISPUTES. If any dispute arising out of or in connection with this Agreement cannot be resolved by the parties consensually or through mutually agreeable forms of mediation or arbitration, then such dispute shall be adjudicated in any court of competent jurisdiction applying California law. The parties agree that the state or federal courts of Santa Clara County California are competent to hear any such dispute and consent to service there.

               12.9 NO ADDITIONAL REPRESENTATIONS. Buyer and Seller each acknowledge that the other has not made any representations or warranties, of any kind, either express or implied.

               12.10 ATTORNEYS' FEES. If any action at law or in equity or arbitration or mediation proceeding is necessary to enforce or interpret the provisions of this Agreement, then the prevailing party shall be entitled to reasonable attorneys' and experts' charges in addition to any other relief to which such prevailing party may be entitled.

               12.11  INTEREST.  Except as otherwise provided in EXHIBIT E, any


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

obligation under the Agreement which can be reduced to a monetary sum and which is not satisfied when due under this Agreement will bear interest at the rate of one percent per month or any lower legal maximum until satisfied.

               12.12 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, together with the exhibits attached hereto, each of which is incorporated herein by this reference, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes in its entirety all prior agreements, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof. No supplement, modification or amendment to this Agreement will be binding unless executed in writing by all parties hereto. There are no intended third party beneficiaries of this Agreement. An ambiguity or inconsistency in this Agreement shall not be construed against its drafter. "Including" and "for example" are used inclusively, without limitation. The adequacy and fairness of consideration is acknowledged by each party.

               [Balance of page left blank; signature block follows.]


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

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written:


POST DIGITAL SOFTWARE, INC.          RADIUS INC.


By:                                  By:
   ---------------------------          ---------------------------

Name: Stephen Manousos               Name: Mark Housley

Title: Chief Executive Officer       Title: Chief Executive Officer

Radius (Cayman Islands) Ltd.

By:
   ---------------------------

Name: Mark Housley
Title: Chief Executive Officer

EXHIBITS
Exhibit A      The Software and its Specifications
Exhibit B      Disclosure Schedule and Third Party Intangibles
Exhibit C      Other Intellectual Property and the Contracts
Exhibit D      The Warrant
Exhibit E      Payment Provisions

                                     EXHIBIT A
                        The Software and its Specifications

For the purpose of this Agreement, the term "Software" means:

The computer software programs developed by or for Post Digital, Inc. or its shareholders that comprise the products known as "Roto" and "Media Paint" in source and object code for all platforms, including Macintosh and Windows, including but not limited to: (i) the HoloPaint Specification from June 23, 1998 including screen shots, (ii) related databases, (iii) the lite and full versions; (iv) all other computer code and documentation created, designed, published, conceptualized, developed, manufactured, assembled, produced, acquired, licensed, distributed or otherwise disposed of by or for Post Digital Inc. related to the foregoing, (v) all related or supplementary products and/or programs related thereto, (vi) all derivative works, modifications, alterations, amendments, corrections, updates, enhancements, changes, upgrades, and additions to the foregoing, (vii) all know how, inventions, work in progress, algorithms, diagnostic routines, processes related to or associated with the foregoing, (viii) all business files and records relating to or used in connection with the foregoing, (ix) any and all related manuals, logic diagrams, flow charts, programmers' notes, and other documentation relating to the foregoing and (x) bug data bases and tech support files.

                                     EXHIBIT B

                              THIRD PARTY INTANGIBLES

Strata Incorporated, a Utah corporation, jointly owns rights to the version of the source code for Media Paint in existence when the Disengagement Agreement among Strata Incorporated, Neil Media, Inc. and others was entered into as of January 17, 1997, a copy of which has been provided to Buyer. Under the Disengagement Agreement, Neil Media is restricted to using only the code that was written as a part of the main application, and is free to develop and derive any products for sale which are based on the shared source code for Media Paint. Post Digital Software acquired all of Neil Media's right, title and interest to Media Paint pursuant to the Software Acquisition Agreement among Neil Media, Post Digital Software and others dated January 7, 1997, a copy of which has been provided to Buyer.

                                DISCLOSURE SCHEDULE

       The following are exceptions to the representations and warranties of Post Digital Software, Inc. (the "SELLER") contained in the Intangible Asset Purchase Agreement dated November 23, 1998 (the "AGREEMENT"), and should be considered an integral part of the Agreement. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement. Any terms defined in the Agreement shall have the same meaning when used in this Disclosure Schedule as when used in the Agreement, unless the context otherwise requires. Copies of agreements and documents described herein have been made available to the Buyer.

5.4    TITLE AND CONDITION OF PROPERTY

       See Exhibit B, "Third Party Intangibles" above; and Section 5.8, "Proprietary Information Agreements" below.

5.5    LITIGATION

       Letter from Puffin Designs, Inc. to Seller dated July 9, 1998, informing Seller that Puffin Designs has filed a number of patent applications for features of Commotion, its real time visual effects tool.

5.6    FINANCIAL RECORDS

       Seller has not provided Buyer with any financial records.

5.7    UNDISCLOSED LIABILITIES

       Seller has issued promissory notes to each of Lee Lorenzen and Stephen Manousos, each in the amount of $522,000.

5.8    PROPRIETARY INFORMATION AGREEMENTS

       Neither Josh Jeffe nor Scott Meyer signed employment agreements with invention assignment provisions. However, each of Josh Jeffe and Scott Meyer were full-time employees, and each signed Seller's standard nondisclosure agreement. The nondisclosure agreement between Josh Jeffe and Seller is dated May 6, 1997, and the nondisclosure agreement between Scott Meyer and Seller is dated May 13, 1997.

5.10   LIQUIDATION

       Seller has issued promissory notes to each of Lee Lorenzen and Stephen Manousos, each in the amount of $522,000.

                                     EXHIBIT C
                     Other Intellectual Property and Contracts

The trademarks and applications therefor of: "Roto" and variations thereof and all goodwill associated therewith.
All trade dress, labels, logos and box designs, including specifications in all forms, for all product packaging and promotional materials related to the Software.
All marketing and promotional literature in all forms.
All prospective customer lists, the lead database from NAB, email addresses of users registered via the web and the list of VARs who expressed an interest in handling the Software.
The Roto web site pages and all related source HTML files and documentation associated with the operation of such site.

                                     Contracts

There are no Contracts assumed by Buyer.

                                     EXHIBIT  D
                                      WARRANT



THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT A PROPOSED DISPOSITION OR PLEDGE IS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                                RADIUS INC.  WARRANT
                            VOID AFTER NOVEMBER 23, 2002


1.     THE WARRANT.

       (a) THE GRANTING OF A WARRANT. This Warrant is executed and delivered by Radius Inc., a California corporation (the "COMPANY"), to Post Digital Software, Inc. (the "Holder") in connection with the closing of the Intangible Asset Purchase Agreement dated November 23, 1998 (the "Purchase Agreement").

       (b) NUMBER AND PRICE OF SHARES SUBJECT TO WARRANT. Subject to the terms and conditions herein set forth, Holder is entitled to purchase from the Company, at any time commencing on the date hereof (the "EXERCISE COMMENCEMENT DATE") until this Warrant has expired in accordance with subparagraph (e) below, 50,000 shares of fully paid and non-assessable shares of Common Stock of the Company (the "SHARES") at a purchase price of $1.50 (one and one half dollars) per share (the "WARRANT PRICE"). The number and purchase price of such shares are subject to adjustment pursuant to paragraph 2 hereof. This Warrant will be exercisable by the holder at any time after the earlier to occur of twelve months from the date of the issuance hereof by its giving to the Company written notice of its intent to exercise ("EXERCISE NOTICE") on or before the expiration of this Warrant, in the form attached hereto as ATTACHMENT 1. Upon giving such notice, the Holder will surrender this Warrant at the principal office of the Company and pay the full purchase price for the Shares to be acquired upon payment in cash or by check. Notwithstanding the foregoing, the Warrant will not be exercisable until May 1, 1999, and then for only up to 12,000 shares. Thereafter, the Warrant can be exercised for up to 12,000 shares plus an additional 2,000 shares for each full month which has transpired since April 30, 1999. The Warrant will therefore not be exercisable for the entire 50,000 shares until December 1, 2000.

       (c)     NET EXERCISE.  In lieu of exercising this Warrant pursuant to
Section 1(b) above, the Holder may elect to receive a number of Shares to be calculated as follows:

       X = Y(A-B)
           ------
             A
       where X =      the number of shares of Common Stock to be issued to the
       holder.
       Y       =      the number of shares of Common Stock requested to be
       exercised under this Warrant.
       A       =      the fair market value of one (1) share of Common Stock.
       B       =      the Warrant Price.
       For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:
       (i) if traded on a national securities exchange or the Nasdaq National Market (or similar national quotation system), the fair market value shall be deemed to be the closing price (last reported sale) on the day the current fair market value of the securities is being determined;
       (ii) if traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (as applicable) over the thirty calendar day period ending three days before the date of calculation; or
       (iii) if at any time the Common Stock is not traded as described in (i) or (ii) above, the current fair market value shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value shall be deemed to be the value received by the holders of the Company's Common Stock on a common equivalent basis pursuant to such merger or acquisition.

       (d) EFFECT OF EXERCISE. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise.

       (e) TERM. Unless earlier exercised in whole, this Warrant shall terminate and expire as of 5:00 p.m. local California time on November 23, 2002.


       (f) PARTIAL EXERCISE. This Warrant may be exercised by the holder from time to time as to all or a portion of the Shares subject hereto. In the event that this Warrant is exercised as to only a portion of the Shares subject hereto, the Company will, upon issuance of the Shares so acquired, deliver to the holder a new Warrant representing the remaining Shares subject hereto.

       (g) VALIDITY. The Warrant and Warrant Shares, when issued, delivered and paid for in accordance with this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Warrant or Warrant Shares.

2.     (a)     ADJUSTMENT FOR STOCK DIVIDENDS.  In case at any time or from time to time on or after the effective date hereof all holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the Holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (b) and (c) of this paragraph 2.

       (b) ADJUSTMENT FOR RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the holder or this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraphs (a) and (c); in each such case, the terms of this paragraph 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

       (c) STOCK SPLITS AND REVERSE STOCK SPLITS. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares receivable upon exercise of the Warrant shall be proportionately decreased.

3. (a) CERTAIN INFORMATION RIGHTS. Subject to the provisions of Section 2 above, while a public market exists for the Warrant Shares, the Company agrees to make and keep public information available, as those terms are construed in Rule 144 under the Securities Act of 1933, to file with the commission in a timely manner all periodic reports and to use its best efforts to file other documents required of the Company under the such Act and the Securities Exchange Act of 1934 for applicable time periods under Rule 144. Upon the request of any Holder, the Company will furnish such Holder a copy of such filings. Holder can elect to purchase Shares separately from this Agreement in order to become eligible to receive information provided to all shareholders and can elect to be on Company's non obligatory "courtesy copy" fax list in order to receive corporate (as opposed to commercial or product) press releases along with other interested parties by providing Company with current contact information from time to time.

       (b) SEC FILINGS. The Company represents and warrants that it has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") (the "COMPANY SEC REPORTS"). The Company SEC Reports, as well as all forms, reports and documents to be filed by the Company with the SEC after the date of the Purchase Agreement, (i) were or will be prepared in accordance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto. No subsidiary of the Company is required to file any form, report or other document with the SEC.

 4.    Holder represents and warrants to, and agrees with, the Company, that:

       (a) PURCHASE FOR OWN ACCOUNT. This Warrant and the Warrant Shares are being acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

       (b) DISCLOSURE OF INFORMATION. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Warrant. Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Warrant and the Warrant Shares and to obtain additional information necessary to verify any information furnished to Holder or to which Holder had access. Holder acknowledges receipt of Company's most recent periodic reports on forms 10-K and 10-Q as well as all current reports on form 8-K.

       (c) INVESTMENT EXPERIENCE. Holder understands that the receipt of the Warrants and the purchase of the Warrant Shares involves substantial risk.
Holder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of such investment in the Warrants and Warrant Shares and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Warrants and Warrant Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

       (d) RESTRICTED SECURITIES. Holder understands that the Warrants and the Warrant Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Holder represents that Holder is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Holder understands that the Company is under no obligation to register any of the securities sold hereunder except as set forth in Section 11. Holder understands that no public market now exists for the Warrant and that it is uncertain whether a public market will continue to exist for the Warrant Shares.

       (e) FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of the Warrant in whole or part or all or any portion of the Warrant Shares unless and until:

               (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii)   (A)     Holder shall have notified the Company of the
proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) Holder shall have furnished the Company, at the expense of Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be required: (1) for any transfer of all or any portion of the Warrant or any Warrant Shares in compliance with SEC Rule 144 or (2) for the transfer by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing or (3) in connection with a final liquidating distribution to creditors and shareholders of Holder which has been approved by a court with jurisdiction and which is exempt from federal securities laws; PROVIDED that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Warrant to the same extent as if the transferee were the original Holder hereunder.

       (f) LEGENDS. It is understood that the certificates evidencing the Warrant Shares will bear the legends set forth below:

               (i) THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT A PROPOSED DISPOSITION OR PLEDGE IS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

               (ii) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 if the California Corporations Code or any other state securities laws.

The legend set forth in (i) above shall be removed by the Company from any certificate evidencing Warrant Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Warrant Shares.

       (g) PURCHASE AGREEMENT OFFSET. Holder or its predecessor has received the Warrant in consideration in part for various undertakings in the Purchase Agreement. The Company can elect to refuse to authorize the transfer of any Warrant or the issuance of the Warrant Shares until all indemnification and payment obligations to it under the Purchase Agreement (including Exhibit E) are satisfied pursuant to the terms of the Purchase Agreement (other than by discharge in bankruptcy); provided however, that such authorization of transfer or issuance shall not be unreasonably withheld or delayed. This Section 4(g) shall not apply to the proposed transfer of the Warrant or Warrant Shares to any shareholder of the Holder in connection with the liquidation, dissolution and winding up of Holder.

5. OTHER ADJUSTMENTS. Except as provided in paragraph 2, no adjustment on account of dividends or interest on Common Stock will be made upon the exercise hereof.

6. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

7. NO SHAREHOLDER RIGHTS. Until effectively exercised, this Warrant shall not entitle its Holder to any of the rights of a shareholder of the Company. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary corporate action, seek to avoid the observance or performance of any of the terms of this Warrant and will at all times reasonably assist in the carrying out of all such terms of the Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant in accordance with its terms.

8. EXERCISE OF WARRANT. The Holder's ability to exercise this Warrant is subject to the Company having obtained any necessary regulatory approvals prior to such exercise. The Company shall use its best efforts to obtain any such consents after the date hereof. Subject to such approvals, this Warrant (or portion thereof pursuant to Section 10) may be exercised by each registered holder or each of its registered assigns on only four occasions and in minimum increments of 10,000 shares of Common Stock (or any remaining shares of Common Stock subject to this Warrant if the number of shares of Common Stock subject to this Warrant is less than 10,000) by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the Warrant Price as described above. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such Shares of record as of the close of business on such date.
As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price is adjusted, as herein provided, upon written request by the holder, the Company shall deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the (i) Warrant Price after such adjustment, (ii) setting forth a brief statement of the facts requiring such adjustment, and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

10. RESTRICTIONS ON TRANSFER OF WARRANT. This Warrant and all rights hereunder are transferable, in whole or in part, subject to the provisions of Sections 4(d), (e), (f) and (g) above; provided that Holder first offer the Company the opportunity to acquire the Warrant on the same terms as are offered to or by any bona fide third party (each such opportunity expiring if the Company has not accepted the offer in writing within seven business days after notice of the terms). The foregoing right of first refusal shall not apply to the initial Holder's liquidating distribution to its shareholders, nor to any transfer of the Warrant Shares. The terms of this Warrant shall be binding upon the successors and assigns of the holder.

11. PIGGYBACK REGISTRATION AND MARKET STANDOFF AGREEMENT. If: (i) Holder is unable to dispose of its Warrant Shares pursuant to Rule 144 of the SEC (or any successor regulation) within the three months after the notice referred to below; (ii) Holder desires to sell all 50,000 Warrant Shares as soon as practicable (or as many as the Company's investment banker deems prudent); (iii) the Company has conferred registration rights to third parties and such rights have been effectively exercised; and (iv) in the Company's reasonable opinion the inclusion of such Warrant Shares in a registration statement at such time will not prejudice the rights and opportunity of such third parties or result in a breach of the Company's obligations to such third parties; then the Company will notify Holder of the opportunity to participate in such registered offering. Unless Holder confirms its irrevocable election to participate in the registered offering within ten days after receipt of such notice, then Holder will be deemed to have waived its election to participate. If Holder timely elects to participate, then Holder will enter into the same undertakings regarding the registered offering as are applicable to the other selling shareholders (e.g., indemnification). Holder's failure to timely do so will be deemed to waive Holder's right to participate in the registered offering. If Holder does not participate in the registered offering after being offered to participate, the Company is not required to offer further opportunities to participate in such registered offering and such nonparticipation by Holder shall not affect Holder's right to participate in a subsequent registered offering by the Company. In any event, Holder hereby agrees that it shall not, to the extent requested by an underwriter of securities or the Company, sell or otherwise transfer or dispose of any Shares (other than to donees or partners of the holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act; PROVIDED, HOWEVER, that all officers and directors of the Company then holding Common Stock of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares and to impose stop transfer instructions with respect to the Shares (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

12. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of California without giving effect to conflicts of law principles.
The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

ISSUED this 23rd day of November, 1998 (the "Effective Date" of this agreement).

HOLDER - POST DIGITAL SOFTWARE, INC. RADIUS INC.

By:                                  By:
       ------------------------              ------------------------

                                    ATTACHMENT 1
                                  EXERCISE NOTICE

1. The undersigned hereby elects to purchase _______ shares of the Common Stock of Radius Inc. pursuant to the terms of the attached Warrant and to utilize the net exercise provisions of Section 1(c) of the Warrant (unless payment of the purchase price of such shares in full is made herewith.)

2. Please issue a certificate representing said shares in the name of the undersigned or in such other name as specified below:

                                       (Name)
                                   (taxpayer ID#)



                                     (Address)

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


(Date)                                       (Signature)

                     Exhibit E      Payment Provisions

Pursuant to Section 3.1 of the Intangible Asset Purchase Agreement dated November 23, 1998, Buyer will pay Seller payments equal to:

(a)    $50,000 upon the Closing (the "Initial Payment");
(b) $50,000 upon the earlier of (i) the first anniversary of the Effective Date or (ii) the "Commercialization" of the Software by Buyer; Commercialization means the first commercial shipment of any product of Buyer containing twenty percent or more of the Software object code;
(c) "Unit Payments" equal to ten percent of Buyer's "Net Selling Price" (as defined below) for the Software when sold on or licensed for the Apple Macintosh platform; equal to four percent of Buyer's Net Selling Price for the Software when sold on or licensed for the Windows platform; and equal to seven percent of Buyer's Net Selling Price for the Software when sold or licensed as a package for both the Apple Macintosh and Windows platform ; and
(d) "Prorated Unit Payments" equal to a percentage of Buyer's Net Selling Price when the Software or certain portions thereof are sold along with other software or technology of Buyer. Prorated Unit Payments will be calculated as follows: (i) the included Software must contain one or more of the "app framework", "paint", "compositor", "particle", "object", and "realtime playback" functionalities of the Software; (ii) for each functionality included, the "Factor" will equal twenty percent (not exceeding one hundred percent), i.e., the presence of two functionalities would yield a Factor of forty percent; (iii) the list price of the standalone Software product and the other Buyer product will be established as "Roto ASP" and "Other Product ASP", respectively;
       (iv) the applicable Unit Payment percentage will be established as ten, four or seven percent depending on whether the combined product is for use on the Apple Macintosh, Windows platform or both, as applicable;
       (v) the "ASP Ratio" will then be determined as the Roto ASP divided by the sum of the Roto ASP and the Other Product ASP; (vi) the Prorated Unit Payment for a product sold will then equal the Unit Payment times the Factor times the ASP Ratio. For example, assuming a Roto ASP and a Other Product ASP of $1000 each for the Apple Macintosh platform with a Factor of forty percent, the Prorated Unit Payment will then equal: 10% times $1000 (assuming no netting factors) or $100 [i.e., the non prorated Unit Payment] times the Factor of 40% times the ASP Ratio of fifty percent, or $20.

Notwithstanding the foregoing, the total payments, that is the sum of the Initial Payment, the payment upon the first anniversary of the Effective Date or Commericalization, the aggregate Unit Payments and the aggregate Prorated Unit Payments, will not exceed $750,000. Payments are due within 45 days after the end of each quarter for transactions closed during such quarter. NET SELLING PRICE shall mean gross sales revenue and licensing proceeds from all applicable transactions during the applicable quarter excluding, if applicable, sales, use, value added and similar taxes, shipping, insurance and actual discounts, less returns and net deferrals arising from stock balancing, coop advertising, market development and price protection


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

undertakings.   Subject to the foregoing, Buyer will calculate and account for gross sales revenue and Net Selling Prices from applicable products (i.e., those containing one or more of the six functionalities of the Software referred to above) in the same manner as such quantities are established for Buyer's other products (i.e., those not containing any one of the six functionalities of the Software referred to above). In the event Buyer assigns (voluntarily or by operation of law) all of its rights in the Software to a third party or any affiliate, then the assignee will be subject to the provisions of this Exhibit E as if the assignee were the Buyer, unless either Buyer or the assignee elects to and does pay the balance of all payment obligations potentially due in the future hereunder (i.e., $750,000 less the sum of all payments previously made). Revenue from the assignment of less than all of Buyer's rights in the Software shall be treated like revenue from the sale of products including the Software or the license of the Software pursuant to paragraph (c) above. All payments under this Agreement will be made in United States currency by bank-to-bank wire transfer to an account designated by Seller, unless otherwise specified by Seller in writing.

In the event there are no list prices established for the Software or any other products sold together with the product containing the Software or one or more of the six functionalities, then Buyer will establish deemed list prices in good faith in light of market value and demand. If Seller disputes such deemed prices by notice to Buyer within thirty days after receipt of Buyer's quarterly report, then the parties will cooperate to establish mutually acceptable prices. However, if the parties do not arrive at such mutually acceptable deemed prices within thirty days after notice of the dispute is given, then the parties will submit the matter to an appraiser having extensive experience in setting prices or establishing values for similar products or technology for binding determination. If the parties cannot agree on the selection of an appraiser within such time period, then either party can submit such selection for determination to the American Arbitration Association or any court with jurisdiction. After appointed, the appraiser will request relevant information from each party, make such other inquiries as deemed appropriate and notify each party of the determination and the bases therefore within thirty days. Seller will bear the cost of the appraiser unless the appraiser determines that Buyer's deemed list prices understated Seller's applicable payment obligation for the applicable time period by more than ten percent, in which case Buyer will bear the expense of the appraiser and promptly pay such deficiency to Seller.

Buyer reserves the right to reduce payments by any sums due it from Seller (its predecessors and successors) which have not been paid on a net thirty day basis and payment obligations pursuant to the Agreement. Moreover, Buyer can elect to reduce payments by any Losses (as defined in Section 10.1 of the Purchase Agreement) incurred by Buyer (i) in connection with claims by any third party that the Software or its use infringes its rights whether or not Seller had any knowledge of such risk of claim, (ii) in enforcing the Intellectual Property Rights conferred by the Purchase Agreement against third parties who had access to the Software prior to the Effective Date by or through Seller, (iii) as a result of the illegality of Seller's entry into or performance of the Agreement or (iv) as a result of the Stephen Manousos engaging in any conduct prior to the first anniversary of the Effective Date which would have violated the provisions of Section 11 of the Agreement had Seller engaged directly in


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

such conduct.

All amounts payable under this Agreement are inclusive of all sales, use, value-added, withholding, and other taxes and duties. Buyer has no obligation to pay such taxes. Seller will pay all taxes and duties assessed in connection with these payments by any authority within or outside of the U.S to Seller under this Agreement. Seller will promptly reimburse Buyer for any and all taxes or duties that Buyer may be required to pay on Seller's behalf in connection with each payment. If any withholding or similar tax must be paid under the laws of any country outside of the U.S. based on the payments due to Seller under this Agreement, then Buyer may elect to pay all such taxes and the amounts payable to Seller under this Agreement will be decreased by the amounts actually so paid. Buyer will provide Seller with written documentation, including but not limited to copies of receipts, of any and all such taxes paid on Seller's behalf in connection with this Agreement.

Buyer will maintain complete records regarding the distribution of relevant products during and for two years after the termination Buyer's obligation to make payments under this Agreement and for the duration of any dispute which arises during such time period.

Within 45 days after the close of each quarter ending March 31, June 30, September 30 and December 31, Buyer will deliver to Seller a report which will provide all information reasonably necessary for computation and/or confirmation of the payments, if any, due or credited to Seller for such quarterly period. Such reports will identify the relevant products sold, the quantities sold, the list prices of such products, the gross sales revenue therefrom, permissible deductions to arrive at net revenue, any prorations or allocations of net revenue and the payment(s) due less any permissible offsets or credits.

An independent certified public accountant selected by Seller (but responsible to both Seller and Buyer as clients) may, upon reasonable notice and during normal business hours, inspect the records of Buyer on which such reports are based. If, upon performing such audit, it is determined that Buyer has underpaid Seller by an amount greater than five percent of the payments due Seller in the period being audited, Buyer will bear all reasonable expenses and costs of such audit in addition to its obligation to make full payment. Such sum will be paid within thirty days after invoicing by Seller. No transaction
may be audited more than once, nor more than three years after accrued.   An
audit may be performed no more frequently than once during any twelve month period.


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